UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 7, 2017

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2017, the Board of Directors (the “Board”) of Accelerate Diagnostics, Inc. (the “Company”) determined that, in connection with the Company obtaining United States Food and Drug Administration approval and commencing global commercialization of its Accelerate PhenoTM system and Accelerate PhenoTestTM BC kit, the scope of responsibilities and independent decision-making authority of Ron Price, Senior Vice President and Head of Commercial Operations, Americas, and Joan Martin, Executive Vice President & Head of Europe, Middle East, and Africa, have changed, and therefore, the Board designated both as executive officers of the Company, as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Act”). In addition, the Board also determined that Pete Bantock, Chief Culture Officer and Head of Human Resources of the Company, is no longer an executive officer of the Company, as defined in Rule 3b-7 of the Act.

Mr. Price, 53, has served as Senior Vice President and Head of Commercial Operations, Americas since April 2015. Mr. Price has over 20 years of commercial operations experience and a proven track record of leading sales and marketing teams to achieve double-digit revenue growth and strong bottom-line performance. Prior to joining the Company, Mr. Price served as Vice President, Commercial Operations for Roche Point of Care managing all commercial responsibilities across three separate product lifecycles. In addition, Mr. Price held a number of sales, marketing, and leadership roles with Ventana Medical Systems from 2001 to 2012 following 5 years at Bayer Healthcare Diagnostics. Mr. Price holds a B.S. in Clinical Laboratory Sciences, Cytology from the University of Oklahoma.

Mr. Martin, 48, has served as Executive Vice President and Head of Europe, Middle East, and Africa since July 2015. Prior to joining the Company, Mr. Martin served as Senior Vice President at Siemens Healthcare beginning in 2008 including broad geographical responsibility for European, Middle-Eastern, and African territories for In Vitro Diagnostics, and Imaging Products and Solutions. From 2001 until 2007, Mr. Martin worked for Dade Behring as Vice President and General Manager for Southeast Europe, France, and Belgium and also as Finance & Operations Director, EMEA from 2001 until 2004. Mr. Price also worked as Finance Director for a number of leading multinational companies and Senior Auditor at Coopers & Lybrand, presently PwC. Mr. Martin holds a degree in Economics and Business from the University of Barcelona, Spain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)

Date: March 13, 2017	/s/ Steve Reichling
Steve Reichling
Chief Financial Officer